UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

ICON Income Fund Eight A L.P. Liquidating Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	26-6785739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 20, 2011, Keith S. Franz, 42, was appointed Senior Vice President –Finance of ICON Capital Corp., the managing trustee of the Registrant (the “Managing Trustee”). In this role, Mr. Franz will act as the Managing Trustee’s Principal Accounting Officer and Principal Financial Officer. Mr. Franz replaces Anthony J. Branca, who resigned as Senior Vice President and Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer of the Managing Trustee to explore other opportunities.

    Mr. Franz originally joined the Managing Trustee in March 2009 as a Vice President of Accounting and Finance. Mr. Franz was previously a Senior Manager at Smart & Associates LLP from December 2008 until March 2009 and the Vice President of Corporate Finance for Audiovox Corporation from August 2004 to November 2008.  Prior to Audiovox, from September 1991 through August 2004, Mr. Franz was employed by Ernst & Young LLP, rising to the level of Senior Audit Manager. Mr. Franz received a B.A. from Binghamton University and is a certified public accountant.

    There is no family relationship between Mr. Franz and any other director, executive officer or person nominated or chosen by the Managing Trustee to become a director or executive officer. There are no transactions in which Mr. Franz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT A L.P. LIQUIDATING TRUST
By: ICON CAPITAL CORP., its Managing Trustee

Dated: July 26, 2011	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer